Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                   Unit I

                                                                                                                         Aurora, Colorado    80014

July 31, 2007

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	China Junlian Integrated Surveillance, Inc.

Ladies and Gentlemen:

I have read the statements made by China Junlian Integrated Surveillance, Inc. in Item 4.01 of the accompanying Form 8-K (Commission file number 0-24483), which is being filed with the Securities and Exchange Commission.  I agree with the statements contained therein concerning the firm.

Very truly yours,

/s/ Larry O’Donnell, CPA, P.C.

Larry O’Donnell, CPA, P.C.